UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 15, 2019

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 18, 2019, John Pierantoni, Interim Chief Financial Officer and Chief Accounting Officer of TrueCar, Inc. (the “Company”), notified the Company that he will resign from his positions at the Company effective April 1, 2019.

Pursuant to a consulting agreement with the Company, Mr. Pierantoni has agreed to provide consulting services to the Company for a one-year period following his departure in support of the resulting management transition, during the term of which agreement he will continue to vest in his equity awards. In connection with the execution of the consulting agreement, Mr. Pierantoni and the Company entered into a separation agreement containing a customary release by Mr. Pierantoni of claims against the Company. The Compensation and Workforce Committee of the Board of Directors of the Company (the “Board”) approved the terms of the consulting agreement and the separation agreement on March 20, 2019.

(c)    On March 20, 2019, the Board appointed Charles Thomas to serve as the Company’s principal financial officer and principal accounting officer effective April 1, 2019 until the Board appoints a Chief Financial Officer.

Mr. Thomas, age 34, has served as the Company’s Controller since June 2017 and our Vice President of Accounting since July 2018. Mr. Thomas joined us in April 2014, serving in various accounting positions, including Director of Revenue Accounting, before assuming his current positions. Before joining us, Mr. Thomas served as an Audit Manager at PricewaterhouseCoopers, LLP, a multinational professional services firm. Mr. Thomas holds a B.A. in Economics from Tufts University and an M.S.A. in Accounting and an M.B.A. from the Northeastern University D’Amore-McKim School of Business.

There are no arrangements or understandings between Mr. Thomas and any other persons pursuant to which he was selected as principal financial officer and principal accounting officer. There are no family relationships between Mr. Thomas and any director or executive officer of the Company, and Mr. Thomas has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

(e)    On March 15, 2019, the Compensation and Workforce Committee (the “Committee”) of the Board approved a form of performance unit award agreement (the “PSU Agreement”) for performance unit (“PSU”) awards and granted PSU awards under the Company’s 2014 Equity Incentive Plan to certain of the Company’s officers, including each of the Company’s named executive officers. A copy of the PSU Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The number of PSUs awarded to the Company’s named executive officers is as follows: Chip Perry: 99,006; Michael Darrow: 14,952; Neeraj Gunsagar: 11,864; and Brian Skutta: 14,952. The number of shares of the Company’s common stock earned by an executive pursuant to these awards will be determined by the Committee based on the Company’s relative total shareholder return, measured by comparing its compound annual growth rate, calculated as described in the PSU Agreement (“CAGR”), over a three-year performance period from March 15, 2019 through March 14, 2022 to the CAGR performance of the Russell 2000 Total Return Index during that period, and may range between 0% and 150% of the target level. Subject to exceptions set forth in the PSU Agreement, an executive must remain employed with the Company through March 14, 2022 for any of his or her PSUs to vest.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Performance Unit Award Agreement under the Company’s 2014 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

 Date:  March 21, 2019